Exhibit 99.1

STORE Capital Issues AAA Rated Debt
Closes $592 Million Securitization Including $378 Million of AAA Rated Debt

Company Release – October 23, 2018 06:45 AM ET

SCOTTSDALE, Ariz., October 23, 2018 - STORE Capital Corporation (NYSE: STOR), an internally managed net-lease real estate investment trust (REIT) that invests in Single Tenant Operational Real Estate, announced today that it has issued $592 million of long-term fixed-rate notes designated as STORE Master Funding Net Lease Mortgage Notes, Series 2018-1.  This is the eighth note issuance under STORE’s Master Funding debt program.  The net proceeds from the sale of the notes will be used primarily to repay certain indebtedness.

The notes were issued in four classes in a private placement to premier institutional debt investors. Notes aggregating $378 million were rated AAA by Standard & Poor’s Ratings Services and include $150 million of six-year Class A-1 notes issued at an interest rate of 3.96% and $228 million of nine-year Class A-2 notes issued at an interest rate of 4.29%. The remaining two classes were both rated A+ by Standard & Poor’s and include $50 million of six-year Class A-3 notes issued at an interest rate of 4.40% and $164 million of nine-year Class A-4 notes issued at an interest rate of 4.74%.  The weighted average interest rate of all four classes of notes is 4.34%.  This debt issuance positions STORE with minimal debt maturities until 2021 and extends the weighted average life of its term borrowings from 5.6 to 6.4 years.

President and CEO Christopher H. Volk commented, “We are very excited to close this $592 million issuance of Master Funding notes, more than 60% of which bear a AAA rating from Standard & Poor’s. Our inaugural issuance of AAA rated notes is a significant milestone for two reasons. First, it broadens the market for STORE Master Funding, which provides STORE with an additional and flexible source of long-term debt financing. Second, it lowers our cost of capital and improves our position as a market leader in providing our tenants with efficient, value-added real estate financing solutions. Importantly, this AAA rated issuance makes STORE amongst only a handful of REITs able to programmatically access AAA rated term debt. The achievement of the AAA credit rating and this Master Funding note issuance results from the size, granularity, diversity, asset value, investment yield, debt service coverage and performance metrics of STORE’s portfolio.”

The notes are not registered under the Securities Act of 1933, as amended (the “Securities Act”), and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements.  The notes may only be offered and sold in the United States in accordance with Rule 144A under the Securities Act. This press release does not constitute an offer to sell or the solicitation of any offer to buy nor shall there be any sale of the notes in any jurisdiction in which such offer, solicitation or sale would be unlawful under the laws of such jurisdiction.

STORE Capital Corporation

About STORE Capital

STORE Capital Corporation is an internally managed net-lease real estate investment trust, or REIT, that is the leader in the acquisition, investment and management of Single Tenant Operational Real Estate, which is its target market and the inspiration for its name. STORE Capital is one of the largest and fastest growing net-lease REITs and owns a large, well-diversified portfolio that consists of investments in over 2,000 property locations, substantially all of which are profit centers, in 49 states. Additional information about STORE Capital can be found on its website at www.storecapital.com.

Forward-Looking Statements

Certain statements contained in this press release that are not historical facts contain forward-looking statements. Forward-looking statements can be identified by the use of words such as “estimate,” “anticipate,” “expect,” “believe,” “intend,” “may,” “will,” “should,” “seek,” “approximate” or “plan,” or the negative of these words and phrases or similar words or phrases. Forward-looking statements, by their nature, involve estimates, projections, goals, forecasts and assumptions and are subject to risks and uncertainties that could cause actual results or outcomes to differ materially from those expressed in the forward-looking statements. For more information on risk factors for STORE Capital’s business, please refer to the periodic reports the Company files with the Securities and Exchange Commission from time to time. These forward-looking statements herein speak only as of the date of this press release and should not be relied upon as predictions of future events. STORE Capital expressly disclaims any obligation or undertaking to update or revise any forward-looking statements contained herein, to reflect any change in STORE Capital’s expectations with regard thereto, or any other change in events, conditions or circumstances on which any such statement is based, except as required by law.

Investor and Media Contacts:

Financial Profiles, Inc.
Moira Conlon, 310-622-8220
Tricia Ross, 310-622-8226
STORECapital@finprofiles.com